N-SAR Exhibit
                                  Sub-item 77Q3

(a)(i) Not applicable.

(a)(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

(a)(iii) Certification

      I, Douglas A. Romich, certify that:

      1. I have reviewed this report on Form N-SAR of State Street Research Institutional Funds;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and changes in net assets of the registrant as of, and for, the periods presented in this report.

Date: September 26, 2002


                                              Douglas A. Romich
                                              Treasurer